Exhibit 99.1

Archrock Reports Second Quarter 2025 Results and Raises 2025 Financial Guidance

HOUSTON, August 4, 2025 - Archrock, Inc. (NYSE: AROC) (“Archrock” or the “Company”) today reported results for the second quarter 2025.

Second Quarter 2025 and Recent Highlights

●Revenue for the second quarter of 2025 was $383.2 million compared to $270.5 million in the second quarter of 2024.
●Net income for the second quarter of 2025 was $63.4 million and EPS was $0.36, compared to $34.4 million and $0.22, respectively, in the second quarter of 2024.
●Adjusted net income (a non-GAAP measure defined below) for the second quarter of 2025 was $68.4 million and adjusted EPS (a non-GAAP measure defined below) was $0.39, compared to $35.8 million and $0.23, respectively, in the second quarter of 2024.
●Adjusted EBITDA (a non-GAAP measure defined below) for the second quarter of 2025 was $212.7 million compared to $129.7 million in the second quarter of 2024.
●Completed acquisition of Natural Gas Compression Systems, Inc. and NGCSE, Inc. (collectively “NGCS”) on May 1, 2025.
●Declared a quarterly dividend of $0.21 per common share for the second quarter of 2025, approximately 27% higher compared to the second quarter of 2024, resulting in dividend coverage of 3.4x.
●Returned $96.9 million to stockholders through dividends and share repurchases for the first half of 2025 compared to $53.0 million in the first half of 2024.
●Raised full-year 2025 Adjusted EBITDA guidance to a range of $810 to $850 million.

Management Commentary and Outlook

“Archrock’s second quarter performance was outstanding,” said Brad Childers, Archrock’s President and Chief Executive Officer. “We completed the acquisition of NGCS, delivered 368,000 operating horsepower growth sequentially, and maintained a record utilization rate on our fleet of 96%. In addition, we delivered impressive profitability levels in both segments as our team focuses on generating sustainable efficiency gains through the deployment of innovative processes and technology.

“In spite of the recent commodity price volatility, customer demand for our equipment and services remains elevated and our contract compression backlog remains strong into 2026, with demand continuing to be led by the Permian. We expect growing LNG exports and power generation needs to create a significant demand pull for U.S. natural gas production and midstream infrastructure, including natural gas compression, across all major oil and gas basins, and our scale, broad geographic footprint and modern fleet position us well to meet this customer demand.

“Continued outperformance in our business and high confidence in our outlook underscored the decision to raise our 2025 adjusted EBITDA guidance, increase our quarterly cash dividend per share and repurchase 1,226,954 shares totaling approximately $29 million during the second quarter. Against the current supportive market backdrop, we remain committed to prudent capital allocation that prioritizes profitable and attractive growth with our high-quality customer base, while also preserving balance sheet strength, generating free cash flow and increasing returns to shareholders,” concluded Childers.

Second Quarter 2025 Financial Results

Archrock’s second quarter 2025 net income of $63.4 million included a non-cash long-lived and other asset impairment of $10.8 million, transaction-related costs totaling $6.1 million, and restructuring charges of $144,000. Archrock’s second quarter 2024 net income of $34.4 million included a non-cash long-lived and other asset impairment of $4.4 million, as well as transaction-related expenses totaling $1.8 million.

Adjusted EBITDA for the second quarter of 2025 and 2024 included $4.3 million and $576,000, respectively, in net gains related to the sale of compression and other assets.

Contract Operations

For the second quarter of 2025, contract operations segment revenue totaled $318.3 million, an increase of 41% compared to $225.5 million in the second quarter of 2024. Adjusted gross margin for the second quarter of 2025 was $222.2 million, up 52% from $146.2 million in the second quarter of 2024. Adjusted gross margin percentage for the second quarter of 2025 was 70%, compared to 65% in the second quarter of 2024. Total operating horsepower at the end of the second quarter of 2025 was 4.7 million, compared to 3.6 million at the end of the second quarter of 2024. Utilization at the end of the second quarter of 2025 was 96%, compared to 95% at the end of the second quarter of 2024.

On August 1, 2025, Archrock closed on the sale of 155 compressors, comprising approximately 47,000 active and idle non-strategic compression horsepower deployed in high pressure gas lift and vapor recovery applications, as well as other assets used to support the operations, to Flowco. Cash proceeds totaling $71.0 million were received in the third quarter of 2025.

Upon classification of these compressors and other assets as held for sale, we recognized an impairment within long-lived and other asset impairment for the second quarter of 2025, a portion of which related to allocated customer-related intangible assets and goodwill.  The pretax impact of this impairment to second quarter adjusted net income was $8.7 million and the after-tax impact to second quarter adjusted net income and adjusted earnings per share was $6.9 million and approximately $0.04, respectively.

Aftermarket Services

For the second quarter of 2025, aftermarket services segment revenue totaled $64.8 million, compared to $45.1 million in the second quarter of 2024. Adjusted gross margin for the second quarter of 2025 was $14.9 million, compared to $9.9 million in the second quarter of 2024. Adjusted gross margin percentage for the second quarter of 2025 was 23%, compared to 22% for the second quarter of 2024.

Balance Sheet

Long-term debt was $2.6 billion, and our available liquidity totaled $675 million at June 30, 2025. Our leverage ratio was 3.3x as of June 30, 2025, compared to 3.2x as of June 30 2024; the increase was driven by the acquisition of NGCS.

Shareholder Returns

Quarterly Dividend

Our Board of Directors recently declared a quarterly dividend of $0.21 per share of common stock, or $0.84 per share on an annualized basis. Dividend coverage in the second quarter of 2025 was 3.4x. The second quarter 2025 dividend will be paid on August 12, 2025 to stockholders of record at the close of business on August 5, 2025.

Share Repurchase Program

During the second quarter, Archrock repurchased 1,226,954 shares of common stock at an average price of $23.49 per share, for an aggregate of approximately $28.8 million. Since April 2023, the Company has repurchased 2,719,315 shares of common stock at an average price of $18.84 per share for an aggregate of $51.2 million. Available capacity under the share repurchase program was $58.9 million as of June 30, 2025.

Updated 2025 Annual Guidance

Archrock is providing revised guidance for the full year 2025. The full-year 2025 guidance below incorporates eight months of the financial impact of the NGCS acquisition that closed on May 1, 2025, as well as the divestiture of certain compression assets to Flowco Holdings Inc. for the months of August through December of 2025.

(in thousands, except percentages, per share amounts, and ratios)

	Full Year 2025 Guidance
	Low	High
Net income (1) (2)	$249,600	$289,600
Adjusted EBITDA(3)	810,000	850,000
Cash available for dividend(4) (5)	502,000	527,000

Segment
Contract operations revenue	$1,260,000	$1,280,000
Contract operations adjusted gross margin percentage	69%	71%
Aftermarket services revenue	$205,000	$215,000
Aftermarket services adjusted gross margin percentage	23%	24%

Selling, general and administrative	$151,000	$147,000

Capital expenditures
Growth capital expenditures	$340,000	$360,000
Maintenance capital expenditures	110,000	120,000
Other capital expenditures	35,000	40,000

(1) 2025 annual guidance for net income includes $11.8 million of long-lived and other asset impairment as of June 30, 2025, but does not include the impact of any such future costs, because due to its nature, it cannot be accurately forecasted. Long-lived and other asset impairment does not impact adjusted EBITDA or cash available for dividend, however it is a reconciling item between these measures and net income. Long-lived and other asset impairment for the years 2024 and 2023 was $10.7 million and $12.0 million, respectively.
(2) Reflects an estimate of expenses incurred related to the acquisitions of Total Operations and Production Services, LLC (“TOPS”) and NGCS.
(3) Management believes adjusted EBITDA provides useful information to investors because this non-GAAP measure, when viewed with our GAAP results and accompanying reconciliations, provides a more complete understanding of our performance than GAAP results alone. Management uses this non-GAAP measure as a supplemental measure to review current period operating performance, comparability measure and performance measure for period-to-period comparisons.
(4) Management uses cash available for dividend as a supplemental performance measure to compute the coverage ratio of estimated cash flows to planned dividends.
(5) A forward-looking estimate of cash provided by operating activities is not provided because certain items necessary to estimate cash provided by operating activities, including changes in assets and liabilities, are not estimable at this time. Changes in assets and liabilities were $(25.8) million and $(28.0) million for the years 2024 and 2023, respectively.

Summary Metrics

(in thousands, except percentages, per share amounts and ratios)

	Three Months Ended
	June 30,		March 31,		June 30,
	2025		2025		2024
Net income	$63,420		$70,850		$34,425
Adjusted net income (1)	$68,374		$74,484		$35,793
Adjusted EBITDA (1)	$212,678		$197,845		$129,712

Contract operations revenue	$318,327		$300,397		$225,468
Contract operations adjusted gross margin	$222,175		$210,598		$146,190
Contract operations adjusted gross margin percentage	70%		70%		65%

Aftermarket services revenue	$64,825		$46,766		$45,058
Aftermarket services adjusted gross margin	$14,939		$11,509		$9,900
Aftermarket services adjusted gross margin percentage	23%		25%		22%

Selling, general, and administrative	$36,244		$37,207		$31,163

Net cash provided by operating activities	$127,471		$115,628		$70,651
Cash available for dividend(1)	$125,055		$132,247		$71,593
Cash available for dividend coverage (2)	3.4	x	3.9	x	2.6	x

Adjusted free cash flow (1)(3)	$(250,195)		$(48,403)		$(16,914)
Adjusted free cash flow after dividend (1) (3)	$(283,815)		$(82,588)		$(42,733)

Total available horsepower (at period end) (4)	4,843		4,461		3,806
Total operating horsepower (at period end) (5)	4,651		4,283		3,601
Horsepower utilization spot (at period end) (6)	96%		96%		95%

(1)	Management believes adjusted net income, adjusted EBITDA, cash available for dividend, adjusted free cash flow and adjusted free cash flow after dividend provide useful information to investors because these non-GAAP measures, when viewed with our GAAP results and accompanying reconciliations, provide a more complete understanding of our performance than GAAP results alone. Management uses these non-GAAP measures as supplemental measures to review current period operating performance, comparability measures and performance measures for period-to-period comparisons.
(2)	Defined as cash available for dividend divided by dividends declared for the period.
(3)	Reflects $296.6 million cash paid in the NGCS acquisition, net of cash acquired.
(4)	Defined as idle and operating horsepower and includes new compressor units completed by a third-party manufacturer that have been delivered to us.
(5)	Defined as horsepower that is operating under contract and horsepower that is idle but under contract and generating revenue such as standby revenue.
(6)	Defined as total available horsepower divided by total operating horsepower at period end.

Conference Call Details

Archrock will host a conference call on August 5, 2025, to discuss second quarter 2025 financial results. The call will begin at 11:30 a.m. Eastern Time.

To listen to the call via a live webcast, please visit Archrock’s website at www.archrock.com. The call will also be available by dialing 1 (800) 715-9871 in the United States or 1 (646) 307-1963 for international calls. The access code is 4749623.

A replay of the webcast will be available on Archrock’s website for 90 days following the event.

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Adjusted net income, a non-GAAP measure, is defined as net income (loss) excluding restructuring charges and transaction-related costs adjusted for income taxes. A reconciliation of net income to adjusted net income, the most directly comparable GAAP measure, and a reconciliation of basic and diluted earnings per common share to adjusted basic and diluted earnings per share, the most directly comparable GAAP measure, appear below.

Adjusted EBITDA, a non-GAAP measure, is defined as net income (loss) excluding interest expense, income taxes, depreciation and amortization, long-lived and other asset impairment, unrealized change in fair value of investment in unconsolidated affiliate, restructuring charges, transaction-related costs, non-cash stock-based compensation expense, amortization of capitalized implementation costs and other items. A reconciliation of net income, the most directly comparable GAAP measure, to adjusted EBITDA, and a reconciliation of our full year 2025 net income to adjusted EBITDA guidance, appear below.

Adjusted gross margin, a non-GAAP measure, is defined as total revenue less cost of sales, excluding depreciation and amortization. Adjusted gross margin percentage, a non-GAAP measure, is defined as adjusted gross margin divided by revenue. A reconciliation of net income to adjusted gross margin, and a reconciliation of gross margin, the most directly comparable GAAP measure, to adjusted gross margin and adjusted gross margin percentage, appear below.

Cash available for dividend, a non-GAAP measure, is defined as net income (loss) excluding interest expense, income taxes, depreciation and amortization, long-lived and other asset impairment, unrealized change in fair value of investment in unconsolidated affiliate, restructuring charges, transaction-related costs, non-cash stock-based compensation expense, amortization of capitalized implementation costs and other items, less maintenance capital expenditures, other capital expenditures, cash taxes and cash interest expense. Reconciliations of net income and net cash provided by operating activities, the most directly comparable GAAP measures, to cash available for dividend, and a reconciliation of our full year 2025 net income to cash available for dividend guidance, appear below.

Adjusted free cash flow, a non-GAAP measure, is defined as net cash provided by operating activities plus net cash provided by (used in) investing activities. A reconciliation of net cash provided by operating activities, the most directly comparable GAAP measure, to adjusted free cash flow, appears below.

Adjusted free cash flow after dividend, a non-GAAP measure, is defined as net cash provided by operating activities plus net cash provided by (used in) investing activities less dividends paid to stockholders. A reconciliation of net cash provided by operating activities, the most directly comparable GAAP measure, to adjusted free cash flow after dividend, appears below.

About Archrock

Archrock is an energy infrastructure company with a primary focus on midstream natural gas compression and a commitment to helping its customers produce, compress and transport natural gas in a safe and environmentally responsible way. Headquartered in Houston, Texas, Archrock is a premier provider of natural gas compression services to customers in the energy industry throughout the U.S. and a leading supplier of aftermarket services to customers that own compression equipment. For more information on how Archrock embodies its purpose, WE POWER A CLEANER AMERICA, visit www.archrock.com.

Forward-Looking Statements

All statements in this release (and oral statements made regarding the subjects of this release) other than historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors that could cause actual results to differ materially from such statements, many of which are outside the control of Archrock. Forward-looking information includes, but is not limited to statements regarding: guidance or estimates related to Archrock’s results of operations or of financial condition; fundamentals of Archrock’s industry, including the attractiveness of returns and valuation, stability of cash flows, demand dynamics and overall outlook, and Archrock’s ability to realize the benefits thereof; Archrock’s expectations regarding future economic, geopolitical and market conditions and trends; Archrock’s operational and financial strategies, including planned growth, coverage and leverage reduction strategies, Archrock’s ability to successfully effect those strategies, and the expected results therefrom; Archrock’s financial and operational outlook; demand and growth opportunities for Archrock’s services; structural and process improvement initiatives, the expected timing thereof, Archrock’s ability to successfully effect those initiatives and the expected results therefrom; the operational and financial synergies provided by Archrock’s size; statements regarding Archrock’s dividend policy; the expected benefits of the TOPS acquisition, including its expected accretion and the expected impact on Archrock’s leverage ratio; and plans and objectives of management for future operations.

While Archrock believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of its business. The factors that could cause results to differ materially from those indicated by such forward-looking statements include, but are not limited to: inability to achieve the expected benefits of the NGCS acquisition and difficulties in integrating NGCS; risks of acquisitions or mergers, including the NGCS acquisition, to reduce our ability to make distributions to our common stockholders; risks related to macroeconomic conditions, including an increase in inflation and trade tensions; pandemics and other public health crises; ongoing international conflicts and tensions; risks related to our operations; competitive pressures; risks of acquisitions to reduce our ability to make distributions to our common stockholders; inability to make acquisitions on economically acceptable terms; uncertainty to pay dividends in the future; risks related to a substantial amount of debt and our debt agreements; inability to access the capital and credit markets or borrow on affordable terms to obtain additional capital; inability to fund purchases of additional compression equipment; vulnerability to interest rate increases; erosion of the financial condition of our customers; risks related to the loss of our most significant customers; uncertainty of the renewals for our contract operations service agreements; risks related to losing management or operational personnel; dependence on particular suppliers and vulnerability to product shortages and price increases; information technology and cybersecurity risks; tax-related risks; legal and regulatory risks, including climate-related and environmental, social and governance risks.

These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties described in Archrock’s Annual Report on Form 10-K for the year ended December 31, 2024, Archrock’s Quarterly Reports on Form 10-Q and those set forth from time to time in Archrock’s filings with the Securities and Exchange Commission, which are available at www.archrock.com. Except as required by law, Archrock expressly disclaims any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events or otherwise.

SOURCE: Archrock, Inc.

For information, contact:

Megan Repine

VP of Investor Relations

281-836-8360

investor.relations@archrock.com

Archrock, Inc.

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended
	June 30,	March 31,	June 30,
	2025	2025	2024
Revenue:
Contract operations	$318,327	$300,397	$225,468
Aftermarket services	64,825	46,766	45,058
Total revenue	383,152	347,163	270,526

Cost of sales, exclusive of depreciation and amortization
Contract operations	96,152	89,799	79,278
Aftermarket services	49,886	35,257	35,158
Total cost of sales, exclusive of depreciation and amortization	146,038	125,056	114,436

Selling, general and administrative	36,244	37,207	31,163
Depreciation and amortization	63,139	57,620	43,853
Long-lived and other asset impairment	10,847	972	4,401
Restructuring charges	144	665	—
Interest expense	41,711	37,741	27,859
Transaction-related costs	6,127	3,935	1,782
Gain on sale of assets, net	(4,297)	(7,335)	(576)
Other (income) expense, net	(2,841)	(684)	128
Income before income taxes	86,040	91,986	47,480
Provision for income taxes	22,433	21,136	13,055
Income before equity in net loss of unconsolidated affiliate	63,607	70,850	34,425
Equity in net loss of unconsolidated affiliate, net of tax	187	—	—
Net income	$63,420	$70,850	$34,425

Basic and diluted net income per common share (1)	$0.36	$0.40	$0.22

Weighted-average common shares outstanding:
Basic	175,007	174,014	154,496
Diluted	175,264	174,371	154,785

(1)	Basic and diluted net income per common share is computed using the two-class method to determine the net income per share for each class of common stock and participating security (restricted stock and stock-settled restricted stock units that have non-forfeitable rights to receive dividends or dividend equivalents) according to dividends declared and participation rights in undistributed earnings. Accordingly, we have excluded net income attributable to participating securities from our calculation of basic and diluted net income per common share.

Archrock, Inc.

Unaudited Supplemental Information

(in thousands, except percentages, per share amounts and ratios)

Three Months Ended
June 30,	March 31,	June 30,
2025	2025	2024
Revenue:
Contract operations	$318,327	$300,397	$225,468
Aftermarket services	64,825	46,766	45,058
Total revenue	$383,152	$347,163	$270,526

Adjusted gross margin:
Contract operations	$222,175	$210,598	$146,190
Aftermarket services	14,939	11,509	9,900
Total adjusted gross margin (1)	$237,114	$222,107	$156,090

Adjusted gross margin percentage:
Contract operations	70%	70%	65%
Aftermarket services	23%	25%	22%
Total adjusted gross margin percentage (1)	62%	64%	58%

Selling, general and administrative	$36,244	$37,207	$31,163
% of revenue	9%	11%	12%

Adjusted EBITDA (1)	$212,678	$197,845	$129,712
% of revenue	56%	57%	48%

Capital expenditures	$111,462	$168,140	$91,271
Proceeds from sale of property, plant and equipment and other assets	(28,589)	(2,904)	(3,706)
Net capital expenditures	$82,873	$165,236	$87,565

Total available horsepower (at period end) (2)	4,843	4,461	3,806
Total operating horsepower (at period end) (3)	4,651	4,283	3,601
Average operating horsepower	4,467	4,254	3,605
Horsepower utilization:
Spot (at period end) (4)	96%	96%	95%
Average (4)	96%	96%	95%

Dividend declared for the period per share	$0.210	$0.190	$0.165
Dividend declared for the period to all stockholders	$37,155	$33,758	$27,977
Cash available for dividend coverage (5)	3.4	x	3.9	x	2.6	x

Adjusted free cash flow (1)(6)	$(250,195)	$(48,403)	$(16,914)
Adjusted free cash flow after dividend (1)(6)	$(283,815)	$(82,588)	$(42,733)

(1) Management believes adjusted gross margin, adjusted EBITDA, adjusted free cash flow and adjusted free cash flow after dividend provide useful information to investors because these non-GAAP measures, when viewed with our GAAP results and accompanying reconciliations, provide a more complete understanding of our performance than GAAP results alone. Management uses these non-GAAP measures as supplemental measures to review current period operating performance, comparability measures and performance measures for period-to-period comparisons.
(2) Defined as idle and operating horsepower and includes new compressor units completed by a third-party manufacturer that have been delivered to us.
(3) Defined as horsepower that is operating under contract and horsepower that is idle but under contract and generating revenue such as standby revenue.
(4) Defined as total available horsepower divided by total operating horsepower at period end (spot) or over time (average).
(5) Defined as cash available for dividend divided by dividends declared for the period.
(6) Reflects $296.6 million cash paid in the NGCS acquisition, net of cash acquired.

	June 30,	March 31,	June 30,
	2025	2025	2024
Balance Sheet
Long-term debt (1)	$2,613,082	$2,297,767	$1,608,956
Total equity	1,408,440	1,349,983	894,496

(1)	Carrying values are shown net of unamortized premium and deferred financing costs.

Archrock, Inc.

Unaudited Supplemental Information

Reconciliation of Net Income to Adjusted Net Income and Earnings Per Share to Adjusted Earnings Per Share

(in thousands, except per share amounts)

	Three Months Ended
	June 30,	March 31,	June 30,
	2025	2025	2024
Net income	$63,420	$70,850	$34,425
Restructuring charges	144	665	—
Transaction-related costs	6,127	3,935	1,732
Tax effect of adjustments (1)	(1,317)	(966)	(364)
Adjusted net income (2)	$68,374	$74,484	$35,793

Weighted-average common shares outstanding:
Basic	175,007	174,014	154,496
Diluted	175,264	174,371	154,785

Basic and diluted earnings per common share (3)	$0.36	$0.40	$0.22
Restructuring charges per share	0.00	0.00	—
Transaction-related costs per share	0.04	0.03	0.01
Tax effect of adjustments per share	(0.01)	(0.01)	—
Adjusted basic and diluted earnings per share (2)	$0.39	$0.42	$0.23

(1) Represents an estimated tax effect of restructuring charges and transaction-related costs based on the federal statutory tax rate of 21%.
(2) Management believes adjusted net income and adjusted earnings per share provides useful information to investors because these non-GAAP measures, when viewed with our GAAP results and accompanying reconciliations, provide a more complete understanding of our performance than GAAP results alone. Management uses these non-GAAP measures as supplemental measures to review our current period operating performance, comparability measure and performance measure for period-to-period comparisons without burdened earnings and earnings per share for non-recurring transactional costs.
(3) Basic and diluted net income per common share is computed using the two-class method to determine the net income per share for each class of common stock and participating security (restricted stock and stock-settled restricted stock units that have non-forfeitable rights to receive dividends or dividend equivalents) according to dividends declared and participation rights in undistributed earnings. Accordingly, we have excluded net income attributable to participating securities from our calculation of basic and diluted net income per common share.

Archrock, Inc.

Unaudited Supplemental Information

Reconciliation of Net Income to Adjusted EBITDA and Adjusted Gross Margin

(in thousands)

	Three Months Ended
	June 30,	March 31,	June 30,
	2025	2025	2024
Net income	$63,420	$70,850	$34,425
Depreciation and amortization	63,139	57,620	43,853
Long-lived and other asset impairment	10,847	972	4,401
Restructuring charges	144	665	—
Interest expense	41,711	37,741	27,859
Transaction-related costs	6,127	3,935	1,782
Stock-based compensation expense	4,085	4,027	3,513
Amortization of capitalized implementation costs	818	762	824
Indemnification (income) expense, net	(233)	137	—
Provision for income taxes	22,433	21,136	13,055
Equity in net loss of unconsolidated affiliate, net of tax	187	—	—
Adjusted EBITDA (1)	212,678	197,845	129,712
Selling, general and administrative	36,244	37,207	31,163
Stock-based compensation expense	(4,085)	(4,027)	(3,513)
Amortization of capitalized implementation costs	(818)	(762)	(824)
Gain on sale of assets, net	(4,297)	(7,335)	(576)
Other (income) expense, net	(2,841)	(684)	128
Adjusted gross margin (1)	$237,114	$222,107	$156,090

(1)	Management believes adjusted EBITDA and adjusted gross margin provide useful information to investors because these non-GAAP measures, when viewed with our GAAP results and accompanying reconciliations, provide a more complete understanding of our performance than GAAP results alone. Management uses these non-GAAP measures as supplemental measures to review current period operating performance, comparability measures and performance measures for period-to-period comparisons.

Archrock, Inc.

Unaudited Supplemental Information

Reconciliation of Gross Margin to Adjusted Gross Margin and Adjusted Gross Margin Percentage

(in thousands)

	Three Months Ended
	June 30,		March 31,		June 30,
	2025		2025		2024
Total revenue	$383,152		$347,163		$270,526
Cost of sales, exclusive of depreciation and amortization	(146,038)		(125,056)		(114,436)
Depreciation and amortization	(63,139)		(57,620)		(43,853)
Gross margin and gross margin percentage	173,975	45%	164,487	47%	112,237	41%
Depreciation and amortization	63,139		57,620		43,853
Adjusted gross margin and adjusted gross margin percentage (1)	$237,114	62%	$222,107	64%	$156,090	58%

(1)	Management believes adjusted gross margin and adjusted gross margin percentage provide useful information to investors because this non-GAAP measure, when viewed with our GAAP results and accompanying reconciliations, provides a more complete understanding of our performance than GAAP results alone. Management uses this non-GAAP measure as a supplemental measure to review current period operating performance, comparability measures and performance measures for period-to-period comparisons.

Archrock, Inc.

Unaudited Supplemental Information

Reconciliation of Net Income to Adjusted EBITDA and Cash Available for Dividend

(in thousands)

	Three Months Ended
	June 30,	March 31,	June 30,
	2025	2025	2024
Net income	$63,420	$70,850	$34,425
Depreciation and amortization	63,139	57,620	43,853
Long-lived and other asset impairment	10,847	972	4,401
Restructuring charges	144	665	—
Interest expense	41,711	37,741	27,859
Transaction-related costs	6,127	3,935	1,782
Stock-based compensation expense	4,085	4,027	3,513
Amortization of capitalized implementation costs	818	762	824
Indemnification (income) expense, net	(233)	137	—
Provision for income taxes	22,433	21,136	13,055
Equity in net loss of unconsolidated affiliate, net of tax	187	—	—
Adjusted EBITDA (1)	212,678	197,845	129,712
Less: Maintenance capital expenditures	(32,413)	(22,753)	(25,415)
Less: Other capital expenditures	(11,707)	(6,019)	(3,445)
Less: Cash tax payment	(2,853)	(92)	(2,028)
Less: Cash interest expense	(40,650)	(36,734)	(27,231)
Cash available for dividend (2)	$125,055	$132,247	$71,593

(1)	Management believes adjusted EBITDA provides useful information to investors because this non-GAAP measure, when viewed with our GAAP results and accompanying reconciliations, provides a more complete understanding of our performance than GAAP results alone. Management uses this non-GAAP measure as a supplemental measure to review current period operating performance, comparability measure and performance measure for period-to-period comparisons.
(2)	Management uses cash available for dividend as a supplemental performance measure to compute the coverage ratio of estimated cash flows to planned dividends.

Archrock, Inc.

Unaudited Supplemental Information

Reconciliation of Net Cash Provided by Operating Activities to Cash Available for Dividend

(in thousands)

	Three Months Ended
	June 30,	March 31,	June 30,
	2025	2025	2024
Net cash provided by operating activities	$127,471	$115,628	$70,651
Inventory write-downs	(280)	(188)	(318)
Provision for credit losses	(71)	(156)	(80)
Gain on sale of assets, net	4,297	7,335	576
Current income tax provision	2,155	1,182	615
Cash tax payment	(2,853)	(92)	(2,028)
Amortization of operating lease ROU assets	(1,080)	(1,204)	(880)
Amortization of contract costs	(5,615)	(5,889)	(5,957)
Deferred revenue recognized in earnings	4,039	3,746	2,747
Indemnification (income) expense, net	(233)	137	—
Cash restructuring charges	144	665	—
Cash transaction-related costs	6,127	3,935	1,782
Time-based cash or equity settled units settled as equity	—	(1,756)	—
Changes in assets and liabilities	35,074	37,676	33,345
Maintenance capital expenditures	(32,413)	(22,753)	(25,415)
Other capital expenditures	(11,707)	(6,019)	(3,445)
Cash available for dividend (1)	$125,055	$132,247	$71,593

(1)	Management uses cash available for dividend as a supplemental performance measure to compute the coverage ratio of estimated cash flows to planned dividends.

Archrock, Inc.

Unaudited Supplemental Information

Reconciliation of Net Cash Provided By Operating Activities to Adjusted Free Cash Flow

and Adjusted Free Cash Flow After Dividend

(in thousands)

	Three Months Ended
	June 30,	March 31,	June 30,
	2025	2025	2024
Net cash provided by operating activities	$127,471	$115,628	$70,651
Net cash used in investing activities (1)	(377,666)	(164,031)	(87,565)
Adjusted free cash flow (1)(2)	(250,195)	(48,403)	(16,914)
Dividends paid to stockholders	(33,620)	(34,185)	(25,819)
Adjusted free cash flow after dividend (1)(2)	$(283,815)	$(82,588)	$(42,733)

(1)	Reflects $296.6 million cash paid in the NGCS acquisition, net of cash acquired.
(2)	Management believes adjusted free cash flow and adjusted free cash flow after dividend provide useful information to investors because these non-GAAP measures, when viewed with our GAAP results and accompanying reconciliations, provide a more complete understanding of our performance than GAAP results alone. Management uses these non-GAAP measures as supplemental measures to review current period operating performance, comparability measures and performance measures for period-to-period comparisons.

Archrock, Inc.

Unaudited Supplemental Information

Reconciliation of Net Income to Adjusted EBITDA and Cash Available for Dividend Guidance

(in thousands)

	Annual Guidance Range
	2025
	Low	High
Net income (1)	$249,600	$289,600
Interest expense	164,000	164,000
Provision for income taxes	94,000	94,000
Depreciation and amortization	249,000	249,000
Stock-based compensation expense	20,000	20,000
Long-lived and other asset impairment	11,800	11,800
Amortization of capitalized implementation costs	3,700	3,700
Transaction-related costs (2)	17,000	17,000
Restructuring charges	800	800
Equity in net loss of unconsolidated affiliate, net of tax	200	200
Indemnification income, net	(100)	(100)
Adjusted EBITDA (3)	810,000	850,000
Less: Maintenance capital expenditures	(110,000)	(120,000)
Less: Other capital expenditures	(35,000)	(40,000)
Less: Cash tax expense	(4,000)	(4,000)
Less: Cash interest expense	(159,000)	(159,000)
Cash available for dividend (4)(5)	$502,000	$527,000

(1) 2025 annual guidance for net income includes $11.8 million of long-lived and other asset impairment as of June 30, 2025, but does not include the impact of any such future costs, because due to its nature, it cannot be accurately forecasted. Long-lived and other asset impairment does not impact Adjusted EBITDA or cash available for dividend, however it is a reconciling item between these measures and net income. Long-lived and other asset impairment for the years 2024 and 2023 was $10.7 million and $12.0 million, respectively.
(2) Reflects an estimate of expenses to be incurred related to the TOPS and NGCS acquisitions.
(3) Management believes adjusted EBITDA provides useful information to investors because this non-GAAP measure, when viewed with our GAAP results and accompanying reconciliations, provides a more complete understanding of our performance than GAAP results alone. Management uses this non-GAAP measure as a supplemental measure to review current period operating performance, comparability measure and performance measure for period-to-period comparisons.
(4) Management uses cash available for dividend as a supplemental performance measure to compute the coverage ratio of estimated cash flows to planned dividends.
(5) A forward-looking estimate of cash provided by operating activities is not provided because certain items necessary to estimate cash provided by operating activities, including changes in assets and liabilities, are not estimable at this time. Changes in assets and liabilities were $(25.8) million and $(28.0) million for the years 2024 and 2023, respectively.